UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 6, 2017
(Date of earliest event reported)

A.M. Castle & Co.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

(847) 455-7111

(Registrant's telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Restructuring Support Agreement

On April 6, 2017, A.M. Castle & Co. (the “Company”) and its subsidiaries (the “Subsidiaries”) entered into a Restructuring Support Agreement (the “RSA”) with certain of their creditors (the “Consenting Creditors”), including certain holders of the Company’s (a) term loans under its Credit Agreement dated as of December 8, 2016, as amended (the “First Lien Term Loans”), (b) 12.75% Senior Secured Notes due 2018 issued pursuant its indenture dated as of February 8, 2016, as amended (the “Second Lien Notes”), and (c) 5.25% Convertible Senior Secured Notes due 2019 issued pursuant its indenture dated as of May 19, 2016, as amended (the “Third Lien Notes”). The RSA contemplates the financial restructuring of the debt and equity of the Company and the Subsidiaries (the “Restructuring”) pursuant to a Restructuring Term Sheet attached to the RSA as an exhibit (the “Term Sheet”). The Term Sheet sets forth the terms and conditions of the Restructuring and provides for the consummation thereof either as part of out-of-court proceedings (with the prior written consent of the required majority of Consenting Creditors) or by prepackaged chapter 11 plan of reorganization (a “Plan”) confirmed by the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) following a filing by the Company for voluntary relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

Under the RSA, if proceeding in the Bankruptcy Court, the Company agreed, among other things, to: (i) support and take all actions that are reasonably necessary and appropriate to obtain orders of the Bankruptcy Court in furtherance of the consummation of the Plan and the Restructuring; (ii) timely respond to any objections filed with the Bankruptcy Court to the entry of any such orders; (iii) support and consummate the Restructuring in a timely manner; (iv) execute and deliver any documents that may be required to consummate the Restructuring; (v) take commercially reasonable actions in furtherance of the Restructuring; and (vi) operate its business in the ordinary course consistent with past practice.

Under the RSA, the Company has also agreed to notify the Consenting Creditors of certain events, including the receipt of certain third party proposals or governmental notices, the assertion of certain third party approval rights, anticipated failures of a covenant or conditions under the RSA, the receipt of certain complaints or notices of certain litigation, and any failure by the Company to comply with the RSA. The RSA requires the Company (i) to act in good faith and use reasonable best efforts to support and complete successfully the solicitation of votes on the Restructuring (the “Solicitation”), (ii) to use reasonable best efforts to satisfy the milestones set forth in the RSA, (iii) not to waive, amend or modify the definitive documents relating to the Restructuring without the prior written consent of the required majority of Consenting Creditors, (iv) not to execute any such definitive document that is not materially consistent with the RSA or is not acceptable to the required majority of Consenting Creditors; (v) to object to any motions in the Bankruptcy Court for any relief that is inconsistent with the RSA in any material respect or would, or reasonably be expected to, prevent the consummation of the Restructuring or otherwise frustrate the purposes of the RSA; (vi) to use reasonable best efforts to obtain any required third party or governmental approvals of the Restructuring; (vii) to maintain its good standing and legal existence; (viii) not to take any actions inconsistent with the RSA, the Plan or the Restructuring; (ix) not to delay or interfere with implementation of the Restructuring or directly or indirectly seek or solicit any discussions relating to, or enter into any agreements relating to, any restructuring, sale of assets, merger, workout or plan of reorganization of the Company other than the Plan except as may be required by fiduciary obligations under applicable law; (x) to provide draft copies of all definitive documents and material motions, applications, or other documents that the Company intends to file with the Bankruptcy Court to the Consenting Creditors and their counsel at least five business days prior to the date when the Company intends to file such document, or as soon as reasonably practicable, but in no event later than three business days, where five business days’ notice is not reasonably practicable; (xi) to maintain and insure its physical assets and facilities, and maintain books and records consistent with prior practice; and (xii) subject to confidentiality obligations, to timely respond to information requests by the Consenting Creditors and provide reasonable access to facilities and property, management, and certain books and records.

Under the RSA, each of the Consenting Creditors agreed, among other things: (i) to support and consummate the Restructuring in a timely manner; (ii) to execute and deliver any documents that may be required to consummate the Restructuring; (iii) to take all commercially reasonable actions in furtherance of the Restructuring; (iv) to vote any claim it holds as a holder of the Company’s debt to accept the Plan; (v) not to take or to direct any of its debt agents to take any actions inconsistent with such Consenting Creditor’s obligations under the RSA; (vi) not to object to, delay, impede, or take any other action to interfere with, delay, or postpone acceptance, confirmation or implementation of the Plan, (vii) not to, directly or indirectly, seek, solicit, encourage, assist, consent to, propose, file, support, participate in the formulation of or vote for any restructuring, sale of assets, merger, workout or plan of reorganization of the Company other than the Plan and (viii) subject to certain exceptions, to limit its ability to sell, transfer, assign, pledge, grant a participation interest in or otherwise dispose of, directly or indirectly, its right, title or interest in respect of any claim relating to the debt claims that it has against the Company in whole or in part unless the transferee thereof is a Consenting Creditor or agrees to become a party to the RSA.

The RSA requires the Company to use commercially reasonable efforts to preserve relationships with current customers, distributors, suppliers, vendors and others having business dealings with the Company. Furthermore, under the RSA, each of the Consenting Creditors has agreed that the Company shall not be under any obligation to obtain consent with respect to the payment of any trade payables and other obligations that arise in the ordinary course of the A.M. Castle Parties’ business.

The RSA provides for customary conditions to the obligations of the parties and for termination by each party upon the occurrence of certain events, including among others, the failure of the Company to achieve certain milestones.

Pursuant to the RSA, the Company is required to commence the Solicitation on or before May 15, 2017 on the terms set forth in the Term Sheet. The Term Sheet provides, among other things, for the following terms and conditions of the Restructuring:

•	On or prior to April 7, 2017, the Company and the Consenting Creditors that are holders of First Lien Secured Debt Claims will enter into an amendment to the Credit Agreement pursuant to which certain existing financial covenants will be amended.

•	On or before the effective date of the Restructuring, the Company will effectuate a rights offering (the “Rights Offering”) to certain eligible holders of the First Lien Term Loans of rights to purchase New Notes (as defined below) (the “Rights Offering Notes”) for an aggregate purchase price equal to $40 million, subject to decrease based on the Company’s opening liquidity as of the effective date of the Restructuring. The Rights Offering Notes will be issued at a 20% discount to par, but shall otherwise contain the same terms and conditions as the Exchange Notes offered to the Company’s other creditors, as discussed below. The Rights Offering will be backstopped by certain Consenting Creditors (in their capacity as such, the “Backstop Parties”), for which commitment the Backstop Parties shall receive a put option payment equal to $2.0 million (which represents 5.0% of the maximum rights offering amount).

•	If necessary, the holders of the First Lien Term Loans or the New ABL Facility (as defined below) will both consent to the Company’s use of cash collateral and/or provide the Company with debtor-in-possession financing, in each case on terms and conditions that shall be in form and substance acceptable to such holders and the required majority of Consenting Creditors. There will be no fee payable by the Company for such debtor-in-possession financing or use of cash collateral.

•	The Company will use best efforts to close on a new asset-based revolving credit facility (the “New ABL Facility”) that would be funded on the effective date of the Restructuring. The New ABL Facility is anticipated to (a) be secured by a perfected first priority lien(s) on all or substantially all of the Company’s assets and (b) consist of two or more separate facilities secured, respectively and separately, by the Company’s United States/Canada operations and the Company’s foreign operations. The credit documents for the New ABL Facility are required to be in form and substance acceptable to the Company and the required majority of Consenting Creditors.

•	If the Company is unable to close on a New ABL Facility (as defined above) on or before the effective date of the Restructuring, then certain of the Consenting Creditors (the “Roll-up Lenders”) will provide, effective as of such date, a new first lien term loan credit facility in an aggregate principal amount that is sufficient, together with the Company’s cash-on-hand and the proceeds of the Rights Offering, to refinance any outstanding indebtedness under debtor in possession financing and the indebtedness under the First Lien Term Loans (the “Roll-up Facility”). The Roll-up Facility, if any, shall (a) bear interest at the fixed annual rate of 10.0% for the first eighteen (18) months and 11.0% for the next 18 months, payable in cash on each interest payment date, (b) have a maturity date that is three years after the effective date of the Restructuring, (c) may be prepaid in full at any time [during the first eighteen (18) months subject to payment of a prepayment premium equal to 101.0% of the principal amount so prepaid, and thereafter with no prepayment penalty], and (d) shall otherwise be in form and substance acceptable to the Roll-up Lenders, the Company and the required majority of Consenting Creditors.

•	On the effective date of the Restructuring, the Company will issue new senior secured convertible notes (the “New Notes”) in an aggregate principal amount of up $167.4 million, which shall consist of (i) $115.0 million in aggregate principal amount of Exchange Notes, which shall be convertible into 65.2% of the New Common Stock (as defined below) before any dilution pursuant to the new management incentive plan as discussed below, assuming that the rights offering amount is $40 million, (ii) up to $50.0 million in aggregate principal amount of Rights Offering Notes, which shall be convertible into up to 28.3% of the New Common Stock before any dilution pursuant to a new management incentive plan as discussed below, assuming that the rights offering amount is $40 million, and (iii) $2.4 million in aggregate principal amount of New Notes issued pursuant to the MIP (as defined below).

o	The New Notes will (a) have a maturity date that is five (5) years after the Effective Date, (b) bear interest at the fixed annual rate of (i) if the Company has closed on a New ABL Facility (as defined herein) on or before the Effective Date, either (A) 5.0% payable quarterly in cash or (B) if payment of interest in cash would trigger a covenant default or block access to required liquidity under the New ABL Facility, 7.0% payable quarterly in-kind or (ii) if the Company has closed on a Roll-up Facility on or before the Effective Date, either (A) 5.0% payable quarterly in cash or (B) at the election of the Company based on management’s reasonable, good faith assessment of then current liquidity, 7.0% payable quarterly in kind, (c) be secured by a perfected (i) second priority lien on all of the Company’s assets that secure the New ABL Facility and (ii) first priority lien on any assets that do not secure the New ABL Facility, and (d) be convertible into New Common Stock at any time at the option of the holder of such New Notes at a conversion premium of (20.0%) based on a total enterprise value of the Company of $250 million.

o	The New Notes will be subject to anti-dilution protections substantially consistent with those applicable to the Existing Third Lien Secured Debt. Subject to certain exceptions, the New Notes may be subject to a conversion cap of 9.99% if desired by the Required Consenting Creditors. The indenture and other credit documents for the New Notes will otherwise be in form and substance acceptable to the Company and the required majority of Consenting Creditors.

•	In full and final satisfaction of the First Lien Term Loans, on the effective date of the Restructuring, each holder of a First Lien Secured Debt Claim will (i) if the Company incurs the New ABL Facility, receive payment in full in cash from the proceeds of the Rights Offering and the New ABL Facility, or (ii) if the Company incurs the Roll-up Facility, receive (a) receive its pro rata share of the Roll-up Facility and (b) cash in an amount equal to the Exit Fee (as defined in the Credit and Guaranty Agreement dated December 8, 2016 by and among the Company, certain of its subsidiaries, the lenders party thereto, and Cantor Fitzgerald Securities, as Administrative and Collateral Agent, as amended) plus all accrued and unpaid interest through and including the effective date.
•	In full and final satisfaction of the Second Lien Notes, on the effective date of the Restructuring, each holder of a Second Lien Note will receive its pro rata share of (a) New Notes in an aggregate principal amount equal to $111.875 million (the “2L Exchange Notes”), (b) 65.0% of the New Common Stock, subject to dilution only on account of (i) shares of New Common Stock issued upon conversion of the New Notes and (ii) the MIP, and (c) cash in amount equal to $6.65 million.
•	In full and final satisfaction of the Third Lien Notes, on the effective date of the Restructuring, each holder of a Third Lien Note will receive its pro rata share of (a) New Notes in an aggregate principal amount equal to $3.125 million (the “3L Exchange Notes,” and together with the 2L Exchange Notes, the “Exchange Notes”), and (b) 15.0% of the New Common Stock, subject to dilution only on account of (i) shares of New Common Stock issued upon conversion of the New Notes and (ii) the MIP.
•	In full and final satisfaction of all existing equity interests in the Company and related claims, on the effective date of the Restructuring each holder of an existing equity interest in the Company and related claim will receive such holder’s pro rata share of 20.0% of the New Common Stock, subject to dilution only on account of (i) shares of New Common Stock issued upon conversion of the New Notes and (ii) the MIP. On the effective date of the Restructuring, all warrants and options to purchase equity interests in the Company and any related claims will be cancelled.
•	Upon the effective date of the Restructuring, the reorganized Company is expected to continue to be a reporting company under the Securities Exchange Act of 1934, as amended, with a single class of equity interest (the “New Common Stock”). The Company will use all commercially reasonable efforts to have the New Common Stock listed on the NYSE or NASDAQ upon the effective date of the Restructuring. The holders of shares of New Common Stock issued to Consenting Creditors in the Restructuring or issuable upon conversion of New Notes shall be subject to customary registration rights.
•	Subject to any requirements imposed by the reorganized Company’s listing exchange, the board of directors of the reorganized Company (the “New Board”) shall be comprised of five members: (i) the President and Chief Executive Officer of the reorganized Company, (ii)(a) Jon Mellin, so long as SGF, Inc. and any affiliated entities that hold claims against and interests in the Company are parties to the RSA, or (b) if such entities do not become parties to the RSA, one director selected by the Company’s existing board of directors, and (iii) three directors selected by the Consenting Creditors. Steven W. Scheinkman will be chairperson of the New Board until the 2018 annual shareholders meeting, or longer if approved by the New Board.
•	The reorganized Company will adopt and implement a new management equity incentive plan (the “MIP”). Among other things, the MIP will provide for 10% of the New Common Stock outstanding as of the Effective Date on a fully diluted basis other than on account of any dilution from shares of New Common Stock issued upon conversion of the Rights Offering Notes (as adjusted to exclude any OID and any Put Option Payment associated with such notes) to be reserved for grants to be approved by the New Board for officers, directors and other key employees of the Reorganized Company (the “MIP Pool”). The MIP Pool shall consist of $2.4 million in aggregate principal amount of New Notes and the remainder shall be in the form of New Common Stock.
•	As of the effective date of the Restructuring, the Company and its key management will enter into new employment and other management arrangements covering without limitation base salary, bonus, and executive benefits, among other things, in accordance with the RSA and Plan.
•	Other than as set forth above, holders of other allowed creditor claims will either receive, on account of such claims, payment in full in cash or otherwise have their rights reinstated under the Bankruptcy Code.

The Term Sheet provides for customary conditions to the obligations of the parties, for termination by each party upon the occurrence of certain events, including among others, the failure of the Company to achieve certain milestones, and for exculpatory releases in the event the Restructuring is consummated by a confirmed chapter 11 plan of reorganization.

The foregoing description is a summary and is qualified in its entirety by reference to the RSA and the Term Sheet attached thereto, which are attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Second Amendment

On April 6, 2017, the Company and certain of its subsidiaries entered into a Second Amendment to Credit and Guaranty Agreement (the “Second Amendment”) with respect to the Credit and Guaranty Agreement dated December 8, 2016 by and among the Company, certain of its subsidiaries, the lenders party thereto, and Cantor Fitzgerald Securities, as Administrative and Collateral Agent, as amended. Under the amendment, the lenders party to the agreement and the Agent agreed that certain negative financial covenants of the Company and its subsidiaries with respect to operating performance, working capital, and liquidity would cease to apply for the period from the date of the amendment until May 31, 2018.

The foregoing description is a summary and is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Item 2.02   Results of Operations and Financial Condition.

In accordance with General Instruction B.2 to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The information regarding the results of operations and financial condition of the Company for the fourth quarter and year ended December 31, 2016, responsive to this Item 2.02, and contained in Exhibit 99.1 filed herewith, is incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2017, the Board determined that the Bylaws of the Company be amended, effective immediately, to add a new Article IX, to renumber the current Article IX as Article X and to amend and restate the Bylaws to incorporate these amendments. New Article IX, entitled “Exclusive Forum for Certain Litigation,” provides that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Maryland General Corporation Law or the Company’s charter or bylaws, or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine.

The foregoing description is a summary and is qualified in its entirety by reference to the Amended and Restated Bylaws attached thereto, which are attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 7.01   Regulation FD Disclosure.

In accordance with General Instruction B.2 to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The Company has previously entered into confidential information non-disclosure agreements (the “NDAs”) with certain of the Consenting Creditors in connection with the RSA, pursuant to which the Company provided such Consenting Creditors with certain discussion materials concerning the Company. In accordance with the NDAs, by the filing this Current Report on Form 8-K, the Company is making public disclosure of the discussion materials previously provided to such Consenting Creditors, which are attached hereto as Exhibit 99.1.

The Company will present via live web cast its fourth quarter 2016 and full year 2016 financial results, and a preview of its first quarter 2017 financial results, on Friday, April 7, 2017, at 11:00 a.m. ET. and discuss the financial restructuring, market conditions and business outlook. The call can be accessed via the internet live or as a replay. Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.castlemetals.com/investors or by calling (800) 708-4540 or (847) 619-6397 and citing code 4464 9176#.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.

Item 8.01  Other Events.

On April 6, 2017, in consideration of the Restructuring, the Board determined that it was in the best interest of the Company to cancel the June 7, 2017 date previously scheduled for the 2017 annual meeting of shareholders of the Company, with a new date for such meeting to be set at a later date, as required.

Cautionary Note Regarding Forward-Looking Statements

Information provided and statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include or relate to: our ability to obtain sufficient acceptances in connection with our solicitation of debt holder support; our ability to obtain the bankruptcy court’s approval with respect to motions or other requests made in any necessary chapter 11 case, including maintaining strategic control as debtor-in-possession; our ability to confirm and consummate a chapter 11 plan of reorganization in any necessary chapter 11 case; the effects of the filing of a chapter 11 case on our business and the interests of various constituents; the bankruptcy court’s rulings in any necessary chapter 11 case, as well the outcome of any such case in general; the length of time that we will operate under chapter 11 protection and the continued availability of operating capital during the pendency of the chapter 11 case; risks associated with third party motions or objections in any necessary chapter 11 cases, which may interfere with our ability to confirm and consummate a chapter 11 plan of reorganization; the potential adverse effects of any necessary chapter 11 case on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our reorganization. Other factors include our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2016, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which will be filed shortly. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Bylaws of the Company as adopted April 6, 2017
10.1	Restructuring Support Agreement dated April 6, 2017 by and among the Company, certain of its subsidiaries, and certain beneficial holders or other parties signatory thereto
10.2	Second Amendment to Credit and Guaranty Agreement, dated as of April 6, 2017, by and among the Company, certain of its subsidiaries, the Lenders party thereto, and Cantor Fitzgerald Securities, as Administrative Agent and Collateral Agent
99.1	Press Release, dated April 7, 2017
99.2	Company discussion materials dated March 2017 and Company supplement discussion materials dated March 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A.M. Castle & Co.

Date: April 7, 2017	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company as adopted April 6, 2017
10.1	Restructuring Support Agreement dated April 6, 2017 by and among the Company, certain of its subsidiaries, and certain beneficial holders or other parties signatory thereto
10.2	Second Amendment to Credit and Guaranty Agreement, dated as of April 6, 2017, by and among the Company, certain of its subsidiaries, the Lenders party thereto, and Cantor Fitzgerald Securities, as Administrative Agent and Collateral Agent
99.1	Press Release, dated April 7, 2017
99.2	Company discussion materials dated March 2017 and Company supplement discussion materials dated March 2017